EXHIBIT 10.17

LOAN AND SECURITY AGREEMENT

by and between

SILICON VALLEY BANK
3003 Tasman Drive
Santa Clara, CA 95054
Attn: Loan Services
FAX: (408) 496-2429

And

EXE TECHNOLOGIES, INC.
8787 Stemmons Freeway
Dallas, TX 75247
FAX: (214) 775-0913

Date: October 18, 2002

TABLE OF CONTENTS

1 ACCOUNTING AND OTHER TERMS	1
2 LOAN AND TERMS OF PAYMENT	1
2.1 PROMISE TO PAY	1
2.1.1 Revolving Advances	1
2.1.2 Letters of Credit	1
2.1.3 Foreign Exchange Sublimit	1
2.1.4 Cash Management Sublimit	2
2.2 OVERADVANCES	2
2.3 INTEREST RATE; PAYMENTS	2
2.3.1 In General	2
2.3.2 Committed Revolving Line	2
2.4 FEES; EXPENSES	3
2.5 ADDITIONAL COSTS	3
3 CONDITIONS OF LOANS	3
3.1 CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION	3
3.2 CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS	3
4 CREATION OF SECURITY INTEREST	4
4.1 GRANT OF SECURITY INTEREST	4
5 REPRESENTATIONS AND WARRANTIES	4
5.1 DUE ORGANIZATION AND AUTHORIZATION	4
5.2 COLLATERAL	4
5.3 LITIGATION	5
5.4 NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS	5
5.5 SOLVENCY	5
5.6 REGULATORY COMPLIANCE	5
5.7 SUBSIDIARIES	5
5.8 FULL DISCLOSURE	5
6 AFFIRMATIVE COVENANTS	5
6.1 GOVERNMENT COMPLIANCE	5
6.2 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES	6
6.3 INVENTORY; RETURNS	6
6.4 TAXES	6
6.5 INSURANCE	6
6.6 PRIMARY ACCOUNTS; LIQUID ASSETS	7
6.7 REGISTRATION OF INTELLECTUAL PROPERTY RIGHTS	7
6.8 FURTHER ASSURANCES	7
6.9 POST CLOSING OBLIGATIONS	7
7 NEGATIVE COVENANTS	7
7.1 DISPOSITIONS	7
7.2 CHANGES IN BUSINESS, OWNERSHIP, MANAGEMENT OR BUSINESS LOCATIONS	7
7.3 MERGERS OR ACQUISITIONS	8
7.4 INDEBTEDNESS	8
7.5 ENCUMBRANCE	8
7.6 INVESTMENTS; DISTRIBUTIONS	8
7.7 TRANSACTIONS WITH AFFILIATES	8
7.8 SUBORDINATED DEBT	8
7.9 COMPLIANCE	8

8 EVENTS OF DEFAULT	8
8.1 PAYMENT DEFAULT	8
8.2 COVENANT DEFAULT	9
8.3 MATERIAL ADVERSE CHANGE	9
8.4 ATTACHMENT	9
8.5 INSOLVENCY	9
8.6 OTHER AGREEMENTS	9
8.7 JUDGEMENTS	9
8.8 MISREPRESENTATIONS	9
8.9 GUARANTY	9
9 BANK’S RIGHTS AND REMEDIES	9
9.1 RIGHTS AND REMEDIES	9
9.2 POWER OF ATTORNEY	10
9.3 ACCOUNTS COLLECTION	10
9.4 BANK EXPENSES	10
9.5 BANK’S LIABILITY FOR COLLATERAL	10
9.6 REMEDIES CUMULATIVE	10
9.7 DEMAND WAIVER	11
10 NOTICES	11
11 CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER	11
12 GENERAL PROVISIONS	11
12.1 SUCCESSORS AND ASSIGNS	11
12.2 INDEMNIFICATION	11
12.3 TIME OF ESSENCE	11
12.4 SEVERABILITY OF PROVISION	11
12.5 AMENDMENTS IN WRITING, INTEGRATION	12
12.6 COUNTERPARTS	12
12.7 SURVIVAL	12
12.8 CONFIDENTIALITY	12
12.9 ATTORNEYS’ FEES, COSTS AND EXPENSES	12
12.10 QUALIFIED COMMERCIAL LOAN CERTIFICATION	12
13 DEFINITIONS	12
13.1 DEFINITIONS	12

     This LOAN AND SECURITY AGREEMENT (this “Agreement”) dated October 18, 2002, between SILICON VALLEY BANK, a California chartered bank (“Bank”), with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and EXE TECHNOLOGIES, INC. (“Borrower”), with its principal place of business at the location set forth on the Cover Page of this Agreement, provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties agree as follows:

1 ACCOUNTING AND OTHER TERMS.

     Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term “financial statements” includes the notes and schedules. The terms “including” and “includes” always mean “including (or includes) without limitation” in this or any Loan Document.

2 LOAN AND TERMS OF PAYMENT.

2.1 Promise to Pay. Borrower will pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions.

2.1.1 Revolving Advances.

     (a)  Bank will make Advances not exceeding the Committed Revolving Line minus the Other Services Sublimit. In no event will the Advances under the A/R Line exceed $5,000,000. Amounts borrowed under this Section may be repaid and reborrowed during the tern of this Agreement.

     (b)  To obtain an Advance, Borrower must notify Bank by facsimile or telephone by 3:00 p.m. Pacific time on the Business Day the Advance is to be made. Borrower must promptly confirm the notification by delivering to Bank the Payment/Advance Form attached as Exhibit B (a “Payment/Advance Form”). Bank will credit Advances to Borrower’s deposit account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss Bank suffers due to such reliance.

     (c)  The Committed Revolving Line terminates on the Revolving Maturity Date, when all Advances are immediately payable.

     (d)  Bank’s obligation to lend the undisbursed portion of the Obligations will terminate if there occurs an Event of Default, including, without limitation, that there has been a Material Adverse Change.

2.1.2 Letters of Credit. Bank will issue or has issued letters of credit (each a “Letter of Credit” and collectively, the “Letters of Credit”) for Borrower’s account not exceeding (i) the A/R Line minus (ii) the outstanding principal balance of the Advances under the A/R Line; provided, however that the face amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), together with the amount of all credit exposure for Cash Management Services and the FX Reserve may not exceed the Other Services Sublimit. Each Letter of Credit will have an expiry date of no later than 180 days after the Revolving Maturity Date but Borrower’s reimbursement obligation will be secured by cash (or a letter of credit from an issuer and in form and substance which are acceptable to Bank in its sole discretion) on terms acceptable to Bank at any time after the Revolving Maturity Date if the term of this Agreement is not extended by Bank. Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request.

2.1.3 Foreign Exchange Sublimit. If there is availability under the Other Services Sublimit, then Borrower may enter in foreign exchange forward contracts with the Bank under which Borrower commits to purchase from or sell to Bank a set amount of foreign currency more than one business day after the contract date (the “FX Forward Contract”). Bank will subtract 10% of each outstanding FX Forward Contract from the available Other Services Sublimit (the “FX Reserve”). The total FX Forward Contracts at any one time may not exceed 10 times the amount of the FX Reserve. Bank may terminate the FX Forward Contracts if an Event of Default occurs and is continuing.

2.1.4 Cash Management Sublimit. Borrower may use Bank’s Cash Management Services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in various cash management services agreements related to such services (the Cash Management Services”), but the credit exposure with respect to such Cash Management Services may not exceed the Other Services Sublimit minus the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), and minus the FX Reserve. Such aggregate amounts utilized under the Cash Management Services Sublimit will at all times reduce the amount otherwise available to be utilized under the Other Services Sublimit. Any amounts Bank pays on behalf of Borrower or any amounts that are not paid by Borrower for any Cash Management Services will be treated as Advances under the Other Services Sublimit of the A/R tine and will accrue interest at the rate for Advances.

2.2 Overadvances. If Borrower’s Obligations under Section 2.1.1, 2.1.2, 2.1.3 and 2.1.4 exceed the Committed Revolving Line, Borrower must pay in cash to Bank the excess on or before five (5) days after the occurrence of such excess.

2.3 Interest Rate; Payments.

2.3.1 In General.

     (a)  Spreading of Interest. Due to irregular periodic balances of principal, the variable nature of the interest rate, or prepayment, the total interest that will accrue under this Agreement cannot be determined in advance. Bank does not intend to contract for, charge or receive more than the Maximum Lawful Rate or Maximum Lawful Amount permitted by applicable state or federal law, and to prevent such an occurrence Bank and Borrower agree that all amounts of interest, whenever contracted for, charged or received by Bank, with respect to the Obligations, will be spread, prorated or allocated over the full period of time the Obligations are outstanding, including the period of any renewal or extension thereof. It the maturity of the Obligations is accelerated for any reason whether as a result of an Event of Default or otherwise prior to the full stated term, the total amount of interest contracted for, charged or received to the time of such demand shall be spread, prorated or allocated along with any interest thereafter accruing over the full parted of time that the Obligations thereafter remain unpaid for the purpose of determining if such interest exceeds the Maximum Lawful Amount.

     (b)  Excess Interest. At maturity (whether by acceleration or otherwise) or on earlier final payment of the Obligations, Bank will compute the total amount of interest that has been contracted for, charged or received by Bank or payable by Borrower hereunder and compare such amount to the Maximum Lawful Amount that could have been contracted for, charged or received by Bank. If such computation reflects that the total amount of interest that has been contracted for, charged or received by Bank or payable by Borrower exceeds the Maximum Lawful Amount, then Bank shall apply such excess to the reduction of the principal balance, and any remaining excess shall be refunded to Borrower. This provision concerning the crediting or refund of excess interest shall control and take precedence over all other agreements between Borrower and Bank so that under no circumstances shall the total interest contracted for, charged or received by Bank exceed the Maximum Lawful Amount.

     (c)  Request to Debit Accounts. Bank may debit any of Borrower’s deposit accounts with Bank including Account Number      for principal and interest payments or any amounts which are currency due from Borrower to Bank. Bank will notify Borrower when it debits Borrower’s accounts. These debits are not a set-off. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day.

2.3.2 Committed Revolving Line.

     (a)  Interest Rate. Advances under the Committed Revolving Line accrue interest on the outstanding principal balance thereof at a floating per annum rate equal to the Prime Rate. The interest rate on the Committed Revolving Line increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed. Bank will not compute the interest in a manner that would cause Bank to contract for, charge or receive interest that would exceed the Maximum Lawful Rate or the Maximum Lawful Amount. After an Event of Default, unless waived by Bank. Obligations accrue interest at the Default Interest Rate. The Default Interest Rate is the least of (i) the Maximum Lawful Rate, if the Maximum Lawful Rate is established by applicable Law, or (ii) the interest rate applicable immediately prior to the occurrence of the Event of Default plus 3 percentage points: or (iii) such lesser rate of interest as Bank in its sole discretion may choose to charge; but in no event more than the Maximum Lawful Rate.

     (b)  Payments. Interest on the Committed Revolving Line is payable on the first day of each month. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.

2.4 Fees; Expenses. Borrower will pay to Bank:

     (a)  Facility Fee. A fully earned, non-refundable facility fee on the Committed Revolving Line in the amount of $25,000 due on the Closing Date; and

     (b)  Letter of Credit Fee. A Letter of Credit Fee in the amount of 1.50% per year of the face amount of each Letter of Credit, which is due on the date of issuance of such Letter of Credit and on each anniversary date thereof during the existence of such Letter of Credit;

     (c)  Unused Fee. A Usage Fee, payable quarterly in arrears, on or before the 10th day of the next calendar quarter, equal to (i) if the average of Borrower’s cash and cash equivalent (i.e. readily marketable securities) balance in accounts at Bank during the applicable quarter is equal to or greater than $15,000,000 (determined in accordance with GAAP), 0.25% per annum times the amount by which $12,000,000 exceeds the average principal balance of the Committed Revolving Line during the applicable quarter, or (ii) if the average of Borrower’s cash and cash equivalent (i.e. readily marketable securities) balance in accounts at Bank during the applicable quarter is less than $15,000,000 (determined in accordance with GAAP), 0.375% per annum times the amount by which $12,000,000 exceeds the average principal balance of the Committed Revolving Line during the applicable quarter; and

     (d)  Bank Expenses. All Bank Expenses (including (1) reasonable attorney’s fees and expenses not exceeding $5,000 for documentation and negotiation of this Agreement and (2) audit expenses not to exceed $3,000 per audit) incurred through and after the Closing Date when due.

2.5 Additional Costs. If any new law or regulation increases Bank’s costs or reduces its income for any loan, Borrower will pay the increase in cost or reduction in income or additional expense; provided, however, that Borrower shall not be liable for any amount attributable to any period before 180 days prior to the date Bank notifies Borrower of such increased costs. Bank agrees that it will allocate any increased costs among its customers similarly affected in good faith and in a manner consistent with Bank’s customary practice.

3 CONDITIONS OF LOANS.

3.1 Conditions Precedent to initial Credit Extension. Bank’s obligation to make the initial Credit Extension is subject to the condition precedent that it receive the agreements, documents and fees it requires.

3.2 Conditions Precedent to all Credit Extensions. Bank’s obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

     (a)  with respect to an Advance requested by Borrower, timely receipt of any Payment/Advance Form;

     (b)  the representations and warranties in Section 5 must be materially true on the date of the Payment/Advance Form and on the effective date of each such Credit Extension (other than those representations and warranties expressly referring to another date, which shall be true as of that date) and no Event of Default shall have occurred and be continuing, or result from the Credit Extension. Each Credit Extension requested by Borrower with a Payment/Advance Form is Borrower’s representation and warranty on that date that the representations and warranties in Section 5 remain true; and

     (c)  With respect to Credit Extensions under the A/R Line, Bank is in possession of a Borrowing Base Certification in the form of Exhibit C and an aged listing of accounts receivable which are provided to Bank not more than 30 days prior to the date of the requested Advance.

4 CREATION OF SECURITY INTEREST.

4.1 Grant of Security Interest. Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower’s duties under the Loan Documents. Except for Permitted Liens, any security interest will be a first priority security interest in the Collateral. During the existence of an Event of Default, Bank may place a “hold” on any deposit account pledged as Collateral. Notwithstanding the foregoing, the security interest granted herein does not extend to and the term “Collateral” does not include any license or contract rights to the extent (i) the granting of a security interest in it would be contrary to applicable law, or (ii) that such rights are nonassignable by their terms (but only to the extent the prohibition is enforceable under applicable law, including, without limitation, Section 9.406(d) of the Code) without the consent of the licensor or other party (but only to the extent such consent has not been obtained). If this Agreement is terminated, Bank’s lien and security interest in the Collateral will continue until Borrower fully pays its Obligations. Bank (and its successors and assigns) acknowledge and agree that Borrower will sell its Accounts from time to time pursuant to the A/R Purchase Facility (“Transferred Assets”) and, following the assignment by Silicon Valley Bank of this Agreement or the A/R Purchase Facility, the Bank or the assignee thereof (as applicable) agrees to authorize the release of record (by the filing of partial releases) of such Transferred Assets as reasonably necessary to effectuate such sale of the Transferred Assets. In the event Borrower repurchases or otherwise becomes the owner of Transferred Assets (“Repurchased Assets”) which have been released, Borrower will (i) notify Bank describing with particularity the Transferred Assets, and (ii) file a UCC financing statement in favor of Bank with respect to such Repurchased Assets. Borrower authorizes Bank to file UCC financing statements with respect to Repurchased Assets.

5 REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants as follows:

5.1 Due Organization and Authorization. Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to cause a Material Adverse Change. The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower’s formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

5.2 Collateral. Borrower has good title to the Collateral, free of Liens except Permitted Liens. The Eligible Accounts are bona fide, existing obligations, and the service or property has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. All Inventory is in all material respects of good and marketable quality, free from material defects. Borrower is a licensee or the sole owner of the Intellectual Property, except for non-exclusive licenses granted to its customers, consulting partner’s, marketing partners, resellers and other business partners in the ordinary course of business. Except as set forth on the Schedule, each Patent (if any) is valid and enforceable and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property violates the rights of any third party, except to the extent such claim could not reasonably be expected to cause a Material Adverse Change.

5.3 Litigation. Except as shown in the Schedule, there are no actions or proceedings pending or, to the knowledge of Borrower’s Responsible Officers, threatened in writing by or against Borrower or any Subsidiary in which a likely adverse decision could reasonably be expected to cause a Material Adverse Change.

5.4 No Material Adverse Change in Financial Statements. All consolidated financial statements for Borrower, and any Subsidiary, delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower’s consolidated results of operations as of the dale of such financial statements.

5.5 Solvency. The fair salable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities, and Borrower is able to pay its debts (including trade debts) as they mature.

5.6 Regulatory Compliance. Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects With the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower’s or any Subsidiary’s properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

5.7 Subsidiaries. Borrower does not own any stock, partnership interest or other equity securities except for those set forth on the Schedule and other Permitted Investments. A complete list of Borrower’s Subsidiaries as of the date of this Agreement is set forth on the Schedule. Within 15 days following creation of a new Subsidiary, Borrower will cause such Subsidiary to become a Guarantor of the Obligations, which shall be documented in form and substance acceptable to Bank.

5.8 Full Disclosure. No written representation, warranty or other statement ct Borrower in any certificate or written statement given to Bank (taken together with all such written certificates and written statements to Bank) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results).

6 AFFIRMATIVE COVENANTS. Borrower will do all of the following for so long as Bank has an obligation to lend, or there are outstanding obligations:

6.1 Government Compliance. Borrower will maintain its and all Subsidiaries’ legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a material adverse effect on Borrower’s business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business or operations or could reasonably be expected to cause a Material Adverse Change

6.2 Financial Statements, Reports, Certificates.

     (a)  Borrower will deliver to Bank: (i) as soon as available, but no later than 30 days after the last day of each month (other than the months which constitute Borrower’s fiscal quarter end, which shall be delivered as soon as available, but no later than 45 days after the last day of each such month), a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations during the period, in a form reasonably acceptable to Bank and certified by a Responsible Officer (and which, only in the case of the statements delivered at the end of a fiscal quarter of Borrower, shall be prepared under GAAP, consistently applied); (ii) as soon as available, but no later than 90 days after the end of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank; (iii) within 5 days of filing, copies of all statements, reports and notices made available to Borrower’s security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 84K filed with the Securities and Exchange Commission; (iv) a prompt report of any legal actions pending against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $1,000,000 or more; (v) prompt notice of any material adverse change in the composition of the Intellectual Property or knowledge of an event that materially adversely affects the value of the Intellectual Property; and (vi) budgets, sales projections, operating plans or other financial information Bank reasonably requests.

     (b)  Within 30 days after the last day of each month, Borrower will deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in the form of Exhibit C, with aged listings of accounts receivable and accounts payable; provided that no such monthly Borrowing Base Certificate or accounts receivable aging report shall be required if (1) the balance of the A/R Line is zero ($0.00), and (2) the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) is less than $150,000.

     (c)  Within 30 days after the last day of each month, Borrower will deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit D.

     (d)  Allow Bank to audit Borrower’s assets and accounts at Borrower’s expense. Unless an Event of Default has occurred and is continuing, Bank shall give Borrower 30 days advance notice of an audit. Such audits will be conducted no more often than once every 12 months unless an Event of Default has occurred and is continuing. Bank’s current audit fees are $700 per person per day plus all out of pocket expenses. In no event shall the fees and expenses charged by Bank to Borrower for any since audit exceed $3,000.

6.3 Inventory; Returns. Borrower will keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors will follow Borrower’s customary practices as they exist at the Closing Date. Borrower must promptly notify Bank of each return, recovery, dispute and claim that involves more than $500,000.

6.4 Taxes. Borrower will make, and cause each Subsidiary to make, timely payment of all materiel federal, state, and local taxes or assessments (other than taxes and assessments which Borrower is contesting in good faith, with adequate reserves maintained in accordance with GAAP) and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

6.5 Insurance. Borrower shall maintain insurance coverage by good and responsible insurance underwriters in such forms and amount and against such risks and hazards as are customary for companies engaged in similar businesses and owning and operating similar properties. All property policies will have a lender’s loss payable endorsement showing Bank as an additional loss payee and all liability policies (other than Errors and Omissions and Director’s and officer’s coverages) will show the Bank as an additional insured and all policies will provide that the insurer must give Bank at least 20 days notice before canceling its policy. At Bank’s request, Borrower will deliver certified copies of policies and evidence of all premium payments. So long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy to the replacement or repair of destroyed or damaged property; provided that, after the occurrence and during the continuance of an Event of Default, all proceeds payable under any such casualty policy shall, at the option of Bank, be payable to Bank on account of the Obligations.

6.6 Primary Accounts; Liquid Assets. Borrower will maintain its primary depository, operating and cash management accounts with Bank. Further, Borrower shall maintain at all times (a) within 30 days following the date of this Agreement, cash and cash equivalents (i.e. readily marketable securities which are in accordance with Borrower’s current investment policy delivered to Bank in connection with the closing of this Agreement) on deposit with Bank in Borrower’s name in the amount of $10,000,000, and (b) cash and cash equivalents (i.e. readily marketable securities which are in accordance with Borrower’s current investment policy delivered to Bank in connection with the dosing of this Agreement) of not less than $20,000,000 (of Borrower and its Subsidiaries determined on a consolidated basis). In the event Borrower is at any time out of compliance with the covenants contained in the foregoing sentence, Borrower shall deposit into a certificate of deposit with Bank the maximum amount of the Committed Revolving Line. Such certificate of deposit shall automatically be included in Collateral, and Borrower shall execute such further instruments as Bank shall require to further evidence the pledge of such certificate of deposit to Bank as collateral security for the Obligations.

6.7 Registration of Intellectual Property Rights. Borrower will register with the United States Patent and Trademark Office or the United States Copyright Office, to the extent that its Board of Directors or a Responsible Officer in good faith deems appropriate for the development of Borrower’s business, its Intellectual Property and additional Intellectual Property rights developed or acquired including revisions or additions with any product before the sale or licensing of the product to any third party. Borrower will (i) protect, defend and maintain the validity and enforceability of the Intellectual Property and promptly advise Bank in writing of material infringements and (ii) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Bank’s written consent,

6.8 Further Assurances. Borrower will execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s security interest in the Collateral or to effect the purposes of this Agreement.

6.9 Post Closing Obligations. Within 60 days following the date of this Agreement, Borrower shall cause each of its Subsidiaries (other than iXEC Executive Information Systems SRL) to (a) execute an unconditional guaranty agreement in the form which has been delivered to Borrower by Bank, and (b) deliver its respective organizational and corporate authority documents (in the form which has been delivered to Borrower by Bank). Bank shall not be obligated to make any Credit Extensions until it has received and approved the foregoing. Failure to deliver the foregoing within such time period shall constitute an Event of Default hereunder,

7 NEGATIVE COVENANTS.

     Borrower will not do any of the following without Bank’s prior written consent, which will not be unreasonably withheld, for so long as Bank has an obligation to lend or there are any outstanding Obligations:

7.1 Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (i) of Inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (iii) of worn-out, unnecessary or obsolete Equipment; (iv) Transfers by a Subsidiary to Borrower or to another Subsidiary (which is directly or indirectly wholly owned by Borrower); (v) Transfers pursuant to the A/R Purchase Facility; (vi) a Transfer of the stock of or all of the assets of iXEC Executive Information Systems SRL, or (vii) repurchases permitted under Section 7.6 and Permitted Investments.

7.2 Changes in Business, Ownership, Management or Business Locations. Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto or have a Change in Control or a change of the Borrower’s Chief Executive Officer or Chief Financial Officer (other than the replacement of Borrower’s Chief Executive Officer within 90 days following the Closing Date), unless the departing officer is replaced with an officer having substantially and in all material respects as good credentials and qualifications as such departing officer within 60 days. Borrower will give Sank at least 30 days written notice after it relocates its chief executive office or adds any new offices or business locations in which Borrower maintains or stores over $50,000 in Borrower’s assets or property. “Change in Control” means the consummation & a reorganization, merger or consolidation, unless following such reorganization, merger or consolidation more than fifty percent (50%) of the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the beneficial owners of the combined voting power of the outstanding voting securities of the Borrower entitled to vote generally in the election of directors immediately prior to such reorganization, merger or consolidation.

7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, other than Permitted Investments, except where no Event of Default has occurred and is continuing or would result from such action during the term of this Agreement. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

7.4 Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5 Encumbrance. Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein, subject to Permitted Liens.

7.6 Investments; Distributions. Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so. Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock of Borrower or any Subsidiary, except for repurchases of stock in an aggregate amount not to exceed the lesser of (i) $5,000,000 in the aggregate and (ii) $10,000,000 in the aggregate when added to the amount of cash Acquisitions consummated after the Closing Date, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases.

7.7 Transactions with Affiliates. Except as set forth on the Schedule, directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a nonaffiliated Person.

7.8 Subordinated Debt. Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt, without Bank’s prior written consent.

7.9 Compliance. Become an “investment company” or a company controlled by an “investment company,” under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower’s business or operations or could reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

8 EVENTS OF DEFAULT. Any one of the following is an Event of Default:

8.1 Payment Default. If Borrower fails to pay any of the Obligations within 5 days after their due date. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period);

8.2 Covenant Default. If Borrower (i) violates any covenant in Article 7 (for which failures or violations there are no grace or cure periods), (ii) does not perform any obligation in Sections 6.2, 6.5 or 6.6 and has not cured the default within 10 days after it occurs, or (iii) does not perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents, or in any agreement between Borrower and Bank and as to any default under a term, condition or covenant that can be cured, has not cured the default within 30 days after it occurs, or if the default cannot be cured within 30 days or cannot be cured after Borrower’s attempts in the 30 day period, and the default may he cured within a reasonable time, then Borrower has an additional period, (of not more than 30 days) to attempt to cure the default. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period);

8.3 Material Adverse Change. A Material Adverse Change occurs;

8.4 Attachment. (i) If any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 20 days; (ii) if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business; (iii) if a judgment or other claim becomes a Lien on a material portion of Borrower’s assets; or (iv) if a notice of lien, levy, or assessment is filed against any of Borrower’s assets by any government agency and not paid within 20 days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions will be made during the cure period);

8.5 Insolvency. (i) if Borrower becomes insolvent; (ii) if Borrower begins an Insolvency Proceeding; or (iii) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 90 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

8.6 Other Agreements. If there is a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $500,000 (and such third party so accelerates such Indebtedness);

8.7 Judgments. If a money judgment(s) in the aggregate of at least $500,000 is rendered against Borrower and is unsatisfied and unstayed for 20 days (but no Credit Extensions will be made before the judgment is stayed or satisfied); or

8.8 Misrepresentations. If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document,

8.9 Guaranty. Any guaranty of any Obligations ceases for any reason to be in full force or any Guarantor does not perform any obligation under any guaranty of the Obligations, or any material misrepresentation or material misstatement exists now or later in any warranty or representation in any guaranty of the Obligations or in any certificate delivered to Bank in connection with the guaranty, or any circumstance described in Sections 8.5 or 8.7 occurs to any Guarantor; provided that for determining whether any Guarantor which is a Subsidiary of Borrower is insolvent, debt to Borrower or another Subsidiary shall not be included in such calculation.

9 BANK’S RIGHTS AND REMEDIES.

9.1 Rights and Remedies. When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

     (a)  Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

     (b)  Stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Bank;

     (c)  Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

     (d)  Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;

     (e)  Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

     (f)  Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, Patents, Copyrights, Mask Works, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section. Borrower’s rights under all licenses and all franchise agreements inure to Bank’s benefit; and

     (g)  Dispose of the Collateral according to the Code.

9.2 Power of Attorney. Effective only when an Event of Default occurs and continues, Borrower irrevocably appoints Bank as its lawful attorney to; (i) endorse Borrower’s name on any checks or other forms of payment or security; (ii) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against account debtors; (iii) make, settle, and adjust all claims under Borrower’s insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and (v) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrower’s name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank’s appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank’s obligation to provide Credit Extensions terminates.

9.3 Accounts Collection. When an Event of Default occurs and continues, Bank may notify any Person owing Borrower money of Bank’s security interest in the funds and verify the amount of the Account. Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit.

9.4 Bank Expenses. If Borrower fails to pay any amount or furnish any required proof of payment to third persons Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.

9.5 Bank’s Liability for Collateral. If Bank complies with reasonable banking practices and Section 9.207 of the Code, it is not liable or responsible for; (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6 Remedies Cumulative. Bank’s rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law.

or in equity. Bank’s exercise of one right or remedy is not an election, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

9.7 Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of acceleration, notice of intent to accelerate, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guaranties held by Bank on which Borrower is liable.

10 NOTICES. All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to the addresses set forth at the beginning of this Agreement. A party may change its notice address by giving the other party written notice.

11 CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER.

     California law governs the Loan Documents without regard to principles of conflicts of law as if performed entirely within the State of California by California residents. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

     BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL AND, BY ITS EXECUTION OF THIS AGREEMENT CONFIRMS THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH COUNSEL.

12 GENERAL PROVISIONS.

12.1 Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or Obligations under it without Bank’s prior written consent which may be granted or withheld in Bank’s discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits under this Agreement, the Loan Documents or any related agreement.

12.2 Indemnification. BORROWER WILL INDEMNIFY, DEFEND AND HOLD HARMLESS BANK AND ITS OFFICERS, EMPLOYEES AND AGENTS AGAINST: (A) ALL OBLIGATIONS, DEMANDS, CLAIMS, AND LIABILITIES ASSERTED BY ANY OTHER PARTY IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS; AND (B) ALL LOSSES OR BANK EXPENSES INCURRED, OR PAID BY BANK FROM, FOLLOWING, OR CONSEQUENTIAL TO TRANSACTIONS BETWEEN BANK AND BORROWER (INCLUDING REASONABLE ATTORNEYS’ FEES AND EXPENSES), EXCEPT FOR LOSSES CAUSED BY BANK’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THE FOREGOING INDEMNITY BINDS BORROWER TO INDEMNIFY BANK AND ITS OFFICERS, EMPLOYEES AND AGENTS FOR ITS OWN NEGLIGENCE (WHETHER SOLE, COMPARATIVE, CONTRIBUTORY OR OTHERWISE, BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) AND THAT OF ITS OFFICERS, EMPLOYEES, AGENTS AND CONTRACTORS, AS WELL AS ANY LIABILITY ARISING BY VIRTUE OF ANY SUCH PERSON’S STRICT LIABILITY.

12.3 Time of Essence. Time is of the essence for the performance of all obligations in this Agreement.

12.4 Severability of Provision. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5 Amendments in Writing, Integration. All amendments to this Agreement must be in writing signed by both Bank and Borrower. This Agreement and the Loan Documents represent the entire agreement about this subject matter, and supersedes prior or contemporaneous negotiations or agreements. All prior or contemporaneous agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

12.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.7 Survival. All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

12.8 Confidentiality. In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Bank’s subsidiaries or affiliates in connection with their business with Borrower, (ii) to prospective transferees or purchasers of any interest in the loans (provided, however, Bank shall use commercially reasonable efforts in obtaining such prospective transferee or purchasers agreement of the terms of this provision), (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank’s examination or audit and (v) as Bank considers appropriate in exercising remedies under this Agreement. Confidential information does not include information that either; (a) is in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

12.9 Attorneys’ Fees, Costs and Expenses. In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled, whether or not a lawsuit is filed.

12.10 Qualified Commercial Loan Certification. Borrower hereby certifies to Lender that:

     (a)  Borrower has been advised by Lender to seek the advice of an attorney and accountant in connection with the loans evidenced by this Agreement; and

     (b)  Borrower has had the opportunity to seek the advice of an attorney and accountant of Borrowers choice in connection with the loans evidenced by this Agreement.

13 DEFINITIONS. In this Agreement:

13.1 Definitions.

     “Accounts” are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower’s Books relating to any of the foregoing.

     “Advance” or Advances” is a loan advance (or advances) under the Committed Revolving Line.

     “Affiliate” of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

     “A/R Purchase Facility” means the facility between Borrower and Bank evidenced by that certain Accounts Receivable Purchase Agreement dated as of September 27, 2002 between Borrower and Bank, as amended from time to time.

     “Bank Expenses” are all audit fees and expenses and reasonable costs or expenses (including reasonable attorneys’ fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

     “Borrower’s Books” are all Borrower’s books and records including ledgers, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

     “Borrowing Base” is 80% of Eligible Accounts, as determined by Bank from Borrower’s most recent Borrowing Base Certificate; provided, however, that Bank may lower the percentage of the Borrowing Base after performing an audit of Borrowers Collateral: provided that any such change by Bank of the percentage of the Borrowing Base shall not be greater than the relative change in the dilution percentage of Borrower’s Accounts revealed in such audit compared to the dilution percentage of Borrower’s Accounts on the Closing Date.

     “Business Day” is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

     “Cash Management Services” are defined in Section 2.1.4.

     “Closing Date” is the date of this Agreement.

     “Code” is the Uniform Commercial Code as in effect from time to time in the State of California.

     “Collateral” is the property described on Exhibit A.

     “Committed Revolving Line” is a Credit Extension of up to the sum of (a) the lesser of (i) the Borrowing Base or (ii) $7,000,000 (the “A/R Line”), plus (b) $5,000,000 (the “Non-Formula Line”),

     “Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but a Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

     “Copyrights” are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

     “Credit Extension” is each Advance, Letter of Credit, FX Forward Contract, amounts under Cash Management Services or any other extension of credit by Bank for Borrower’s benefit.

     “Eligible Accounts” are Accounts, domestic maintenance billings and domestic unbilled software license accounts (up to 180 days out) which in each case are generated in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5.2. Unless Bank agrees otherwise in writing, Eligible Accounts will not include:

     (a)  Accounts that the account debtor has not paid within 90 days of invoice date:

     (b)  Accounts for an account debtor, 25% or more of whose Accounts have not been paid within 90 days of invoice date, except for Ford and GM, for which the percentage will be 50%;

     (c)  Accounts for an account debtor, including Affiliates, whose total obligations to Borrower exceed 25% of all Accounts except for Ford and GM, for which the percentage will be 35%, for the amounts that exceed that percentage, unless Bank approves in writing;

     (d)  Accounts for which the account debtor does not have its principal place of business in the United States or Canada except for Eligible Foreign Accounts;

     (e)  Accounts for which the account debtor is a federal, state or local government entity or any department, agency, or instrumentality;

     (f)  Accounts for which Borrower owes the account debtor, but only up to the amount owed (sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts);

     (g)  Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor’s payment may be conditional;

     (h)  Accounts for which the account debtor is Borrower’s Affiliate, officer, employee, or agent;

     (i)  Accounts in which the account debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

     (j)  Accounts for which Bank reasonably determines collection to be doubtful;

     (k)  Domestic maintenance billings, to the extent they exceed the lesser of (A) $750,000 or (B) 20% of the Borrowing Base; and

     (l)  Domestic unbilled software license accounts, to the extent they exceed the lesser of (A) $750,000 or (B) 20% of the Borrowing Base.

     “Eligible Foreign Accounts” are Accounts (not to exceed the lesser of $750,000 or 20% of the Borrowing Base) for which the account debtor does not have its principal place of business in the United States but are: (1) covered by credit insurance satisfactory to Bank, less any deductible; or (2) supported by letter(s) of credit acceptable to Bank; or (3) that Bank approves in writing.

     “Equipment” is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

     “ERISA” is the Employment Retirement Income Security Act of 1974, and its regulations.

     “FX Forward Contract” is defined in Section 2.1.3.

     “FX Reserve” is defined in Section 2.1.3.

     “GAAP” is generally accepted accounting principles.

     “Guarantor” is any present or future guarantor of the Obligations, including each of Borrower’s Subsidiaries.

     “Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

     “Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

     “Intellectual Property” is:

     (a)  Copyrights Trademarks, Patents, and Mask Works including amendments, renewals, extensions, and all licenses or other rights to use and all license fees and royalties from the use;

     (b)  Any trade secrets and any Intellectual Property rights in computer software and computer software products now or later existing, created, acquired or held;

     (c)  All design rights which may be available to Borrower now or later created, acquired or held;

     (d)  Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above; and

     (e)  All proceeds and products of the foregoing, including all insurance, indemnity or warranty payments.

     “Inventory” is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

     “Investment” is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

     “Letter of Credit” and “Letters of Credit” are defined in Section 2.1.—

     “Lien” is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

     “Loan Documents” are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower or Guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

     “Material Adverse Change” is (i) a material adverse change in the business, operations, or condition (financial or otherwise) of the Borrower; (ii) a material impairment of the prospect of repayment of any portion of the Obligations; or (iii) a material impairment of the value other than normal depreciation or priority of Banks security interests in the Collateral; provided, however, that there shall be no Material Adverse Change under clause (i) or (ii) above so long as Borrower has in deposit and investment accounts with Bank not less than $10,000,000 consisting of cash and cash equivalents of the nature described in clause (a) of Section 6.6.

     “Mask Works” are all mask works or similar rights available for the protection of semiconductor chips, now owned or later acquired.

     “Maximum Lawful Rate” is the maximum rate of interest and the term “Maximum Lawful Amount” means the maximum amount of interest that is permissible under applicable state or federal laws for the type of loan evidenced by the Loan Documents. It the Maximum Lawful Rate is increased by statute or other governmental action after the Closing Date, then the new Maximum Lawful Rate will be applicable to the payments from the effective date of the rate change, unless otherwise prohibited by law.

     “Obligations” are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later under this Agreement and the other Loan Documents, including Letters of Credit and FX Forward Contracts and including interest accruing after Insolvency Proceedings begin.

     “Other Services Sublimit” means $2,000,000. The sum of (a) all amounts utilized under Cash Management Services, plus (b) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), plus (c) the FX Reserve may not exceed the Other Services Sublimit.

     “Patents” are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

     “Payment/Advance Form” is defined in Section 2.1.1.

     “Permitted Indebtedness” is:

     (a)  Borrower’s indebtedness to Bank under this Agreement or the Loan Documents;

     (b)  Indebtedness existing on the Closing Date and shown on the Schedule;

     (c)  Subordinated Debt;

     (d)  Indebtedness to trade creditors incurred in the ordinary course of business;

     (e)  Indebtedness secured by Permitted Liens;

     (f)  Indebtedness of Borrower to any Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of Borrower (provided that the primary obligations are not prohibited hereby), Indebtedness of any Subsidiary to Borrower and Contingent Obligations of Borrower with respect to obligations of Subsidiary (provided that the primary obligations are not prohibited hereby) and Indebtedness of any Subsidiary to any other Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of any other Subsidiary (provided that the primary obligations are not prohibited hereby);

     (g) Other Indebtedness not otherwise permitted by Section 7.4 not exceeding $500,000 in the aggregate outstanding at any time;

     (h)  Indebtedness under interest rate protection agreements, foreign currency exchange agreements, commodity price protection agreements or other interest or currency exchange rate or commodity price hedging arrangement entered into in the ordinary course of business and for hedging purposes; and

     (i)  Unsecured indebtedness in respect of performance bonds, surety bonds, and appeal bonds issued for the account of Borrower or any Subsidiary, in each case in the ordinary course of business; and

     (j)  The A/R Purchase Facility.

     “Permitted Investments” are:

     (a)  Investments shown on the Schedule and existing on the Closing Date;

     (b)  marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc., (iii) Bank’s certificates of deposit issued maturing no more than 1 year after issue and (iv) any Investments permitted by Borrower’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved by Bank;

     (c)  Acquisitions which are either (i) all stock acquisitions, or (ii) for cash which, when added to all other such cash acquisitions from the date of this Agreement and all stock repurchases from the date of this Agreement, is less than $10,000,000, so long as following such cash acquisition Borrower will be in compliance with the liquidity covenants contained in Section 6.6 hereof;

     (d)  Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower;

     (e)  Investments accepted in connection with Transfers permitted by Section 7.1;

     (f)  Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors;

     (g)  Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

     (h)  Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (h) shall not apply to Investments of Borrower in any Subsidiary;

     (i)  Joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash investments (other than prepaid royalties permitted under subsection (h) above) by Borrower do not exceed $500,000 in the aggregate in any fiscal year:

     (j)  Other Investments not otherwise permitted by Section 7.7 not exceeding $500,000 in the aggregate outstanding at any time;

     (k)  Investments in Subsidiaries; and

     (I)  Investments permitted under clause (f) of the definition of Permitted Indebtedness and in Section 7.3.

     “Permitted Liens” are:

     (a)  Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

     (b)  Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on Borrower’s Books;

     (c)  Purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or (ii) existing on equipment when acquired, if the lien is confined to the property and improvements and the proceeds of the equipment;

     (d)  Leases or subleases and licenses or sublicenses granted in the ordinary course of Borrower’s business;

     (e)  Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) and (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

     (f)  Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.4 or 8.7;

     (g)  Liens in favor of other financial institutions arising in connection with Borrower’s deposit accounts held at such institutions, provided that Bank has a perfected security interest in the amounts held in such deposit accounts;

     (h)  Other Liens (including Liens imposed by operation of law) not described above arising in the ordinary course of business and not having or not reasonably likely to have a maternal adverse effect on Borrower and its Subsidiaries taken as a whole;

     (i)  All precautionary filings of financing statement under the Code which cover property that is made available to or used by Borrower or any Subsidiary pursuant to the terms of an operating lease or capital lease; and

     (j)  Liens securing the A/R Purchase Facility.

     “Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

     “Prime Rate” is Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.

     “Responsible Officer” is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

     “Revolving Maturity Date” is October 18, 2004.

     “Schedule” is any attached schedule of exceptions.

     “Subordinated Debt” is debt incurred by Borrower subordinated to Borrower’s indebtedness owed to Bank and which is reflected in a written agreement in a manner and form acceptable to Bank and approved by Bank in writing.

     “Subsidiary” is for any Person, a joint venture, or any other business entity of which more then 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Subsidiaries of the Person.

     “Trademarks” are trademark and service mark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of Borrower connected with the trademarks.

     THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO

UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

BORROWER:

EXE TECHNOLOGIES, INC.

By: /s/ KEN VINES

Title: CFO

SILICON VALLEY BANK

By: /s/ ROBERT SORAK

Title: Sr. Relationship Manager

EXHIBIT A

The Collateral consists of all of Borrower’s right, title and interest in and to the following:

     All goods and equipment now owned or hereafter acquired, including without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

     All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

     All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

     All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

     All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower’s Books relating to the foregoing; and

     All Borrowers Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

     Notwithstanding the foregoing, the Collateral shall not be deemed to include any of Borrowers intellectual property, including, without limitation, the following: (i) any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held; (ii) any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held; (iii) all patents, patent applications, trade secrets, inventions and like protections, including without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including without limitation the patents and patent applications; (iv) any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks, including without limitation; (v) any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above; (vi) all licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights; and (vii) all amendments, extensions, renewals and extensions of any of the Copyrights, Trademarks or Patents; and (collectively, the "Intellectual Property"), except that the Collateral shall include the proceeds of all the Intellectual Property of Borrower that are accounts, (i.e. accounts receivable) of Borrower, or general intangibles consisting of rights to payment, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to

A-1

     have a security interest in such accounts and general intangibles of Borrower that are proceeds of the Intellectual Property, then the Collateral shall automatically, and effective as of the Closing Date, include the Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in such accounts and general intangibles of Borrower that are proceeds of the Intellectual Property.

2

EXHIBIT B

SILICON VALLEY BANK

LOAN PAYMENT/ADVANCE REQUEST FORM Deadline for same day processing is 3:00pm PST Fax To:
Client Name: EXE TECHNOLOGIES, INC.	Date:

[  ] LOAN PAYMENT:

From Account #			To Account #

	(Deposit Account #)			(Loan Account #)
Principal $		and/or Interest $

Authorized Signature:			Phone Number:

[  ] LOAN ADVANCE
Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #		To Account #

	(Loan Account #)		(Deposit Account #)
Amount of Advance $

All Borrower’s representation and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the telephone transfer request for and advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of the date:

Authorized Signature:	Phone Number:

OUTGOING WIRE REQUEST

Complete only if all or a portion of funds from the loan advance above are to be wired.

Deadline for same day processing in 12:00pm, PST

Beneficiary Name:	Amount of Wire: $

Beneficiary Bank:	Account Number:

City and State:

Beneficiary Bank Transit (ABA)#:	Beneficiary Bank Code (Swift, Sort, Chip, etc.):
(For International Wire Only)
Intermediary Bank:	Transit (AMA)#:

For Further Credit to:

Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreement(s) covering funds transfer service(s) which agreement(s) were previously received and executed by me (us).

Authorized Signature:	2nd Signature (If Required):

Print Name/Title:	Print Name/Title:

Telephone #	Telephone #

1

EXHIBIT C

BORROWING BASE CERTIFICATE

Borrower: EXE TECHNOLOGIES, INC.	Lender:	Silicon Valley Bank

Commitment Amount: $7,000,000

ACCOUNTS RECEIVABLE
1.	Accounts Receivable Book Value as of		$

2.	Additions (please explain on reverse), including domestic maintenance billings and domestic unbilled software license accounts (up to 180 days out)		$

3.	TOTAL ACCOUNTS RECEIVABLE		$

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4.	Amounts over 90 days due		$

5.	Balance of 25% over 90 day accounts (or 50% in the case of Fleming, Ford and GM)	$

6.	N/A		$

7.	Concentration Limits (25% or 35%)		$

8.	Foreign Accounts		$

9.	Governmental Accounts		$

10.	Contra Accounts		$

11.	Promotion or Demo Accounts		$

12.	Intercompany/Employee Accounts	$

13.	Other (please explain on reverse), including excessive domestic maintenance billings and domestic unbilled software license accounts	$

14.	TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS		$

15.	Eligible Accounts (#3 minus #14)		$

16.	LOAN VALUE OF ACCOUNTS (80% of #15)		$

INVENTORY
17.	NA			$0.00

18.				$0.00

BALANCES

19.	Maximum Loan Amount		$

20.	Total Funds Available [Lesser of #19 or (#16 plus #18)]		$

21.	Present balance owing on Line of Credit		$

22.	Outstanding under Sublimits/Reserves ( )		$

23.	RESERVE POSITION (#20 minus #21 and #22)		$

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:

By:
Authorized Signer

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK

FROM:	EXE TECHNOLOGIES, INC.

The undersigned authorized officer of EXE TECHNOLOGIES, INC. certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                                with all required covenants excepts as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. To the extent that the statements delivered herewith are fiscal quarter or year end, the Officer certifies that they are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly financial statements	Monthly within 30 days (other than	Yes	No
at quarter end, which shall be 45 days)

Annual (CPA Audited)	FYE within 90 days	Yes	No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes	No
A/R & A/P Agings	Monthly within 30 days	Yes	No
A/R Audit	Initial and Annual	Yes	No

Financial Covenants	Required	Actual	Complies

Cash and Cash Equivalents:	$20,000,000		Yes	No

	$10,000,000 in SVB		Yes	No

BANK USE ONLY

Received by:

AUTHORIZED SIGNER

Sincerely,	Date:

Signature	Verified:
AUTHORIZED SIGNER

Title	Date:

Date	Compliance Status: Yes No